Exhibit 10.6

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of August, 24 2016 by and among (i) the Founding Shareholders (as defined on Schedule I), (ii) the Initial Shareholders (as defined on Schedule I), (iii) those persons listed on Exhibit A and such other persons who in the future become parties pursuant to the terms hereof (collectively, the “Shareholders”; individually, a “Shareholder”) and (iv) NYIAX, Inc., a Delaware corporation (the “Company”), with reference to the following facts:

RECITALS

A. Prior to the date hereof, the Founding Shareholders and the Initial Shareholders have each purchased shares of common stock of the Company (“Common Stock”) subject to the terms and conditions of certain restricted stock purchase agreements entered into by each of the Founding Shareholders and the Company and each of the Initial Shareholders and the Company (the “Restricted Stock Purchase Agreements”).

B. The Restricted Stock Purchase Agreements remain in full force and effect and shall, except as otherwise specifically set forth in this Agreement, govern the terms and conditions of the shares of Common Stock held by each of the Founding Shareholders and each of the Initial Shareholders.

C. To the extent there is a conflict between the terms and conditions of the Restricted Stock Agreement and this Agreement, the terms and conditions of the Restricted Stock Agreements shall govern with respect to the rights and obligations of the Founding Shareholders and the Initial Shareholders.

D. In connection with the seed financing of the Company (the “Seed Financing”), the Company and the Shareholders purchasing Common Stock as part of the Seed Financing are entering into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Company shall sell to those Shareholders and those Shareholders shall purchase from the Company shares of Common Stock subject to entering into this Agreement.

E. The Founding Shareholders, the Initial Shareholders, other Shareholders and the Company desire for their mutual benefit and protection to enter into this Agreement governing the ownership, voting and transfer of shares of Common Stock (the “Shares”) held by any Shareholder and, where noted, the Founding Shareholders and the Initial Shareholders.

F. Capitalized terms not defined in the text shall have the meanings given to them in Schedule I.

NOW, THEREFORE, in consideration of the mutual promises contained herein, all the Shareholders and the Company hereby agree as follows:

1. General Restrictions on Transfer.

1.1. Conditions to Transfer for the Founding Shareholders and the Initial Shareholders. The Founding Shareholders and the Initial Shareholders are subject to Section 7 of their respective Restricted Stock Agreements related to the terms and conditions for transferring their Shares.

1.2. Conditions to Transfer for the Shareholders. No Shareholder may Transfer all or any part of its Shares (including to any Permitted Transferee) unless all of the following conditions have been met: (a) the Company shall have received written notice of the proposed Transfer (the “Transfer Notice”), setting forth the circumstances and details thereof; (b) the Company shall (at its option) have received an attorney’s written opinion, in a form reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and based on such facts stating that the proposed Transfer will not be in violation of any of the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws; (c) the Company shall have received from the Transferee (and any Transferee’s spouse if such spouse will receive a community property interest in the Shares) a written consent to be bound by all of the terms and conditions of this Agreement in the form of Exhibit B hereto; (d) the Transfer will not result in the loss of any license or regulatory approval or exemption which has been obtained by the Company and is materially useful in the conduct of its business as then being conducted; (e) the Board has consented to the Transfer, which consent may be given or withheld in its sole discretion; and (f) the Transfer is made in compliance with the provisions of this Article 1. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

1.3. Effect of Transfers. Any Shares Transferred by any Shareholder in accordance with this Article 1 shall continue to be subject to this Agreement and any further Transfers shall be required to comply with all terms and provisions of this Agreement. The admission of a substitute Shareholder shall not result in the release of the Shareholder who Transferred the Shares from any liability that such Shareholder may have to the Company.

1.4. Invalid Sales. Any purported Transfer of Shares made without fully complying with the provisions of this Agreement shall be null and void. The Company agrees not to record any Transfer of Shares on its books and records if it believes such Transfer is not being made in accordance with this Agreement and/or without the consent of the Board.

1.5. Lock-Up Period. Each Shareholder hereby agrees that he, she or it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Shareholder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act, that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any successor provisions or amendments thereto). The obligations described in this Section 1.5 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Each Shareholder further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

2. Right of First Refusal.

2.1. Purchase Option. The Founding Shareholders and the Initial Shareholders are subject to Section 7 of their respective Restricted Stock Agreements related to the terms and conditions for the rights of first refusal set forth therein. No Shareholder shall voluntarily Transfer any Shares (other than to a Permitted Transferee) except pursuant to a bona fide arm’s length offer and unless he or she or it shall have first given Transfer Notice to the Board of the Shareholder’s intent to do so and such Transfer is thereafter completed in accordance with this Article 2. The Transfer Notice shall include the name and address of the proposed Transferee, the number of Shares proposed to be sold (the “Offered Shares”), the cash price or other consideration for the proposed sale and the timing of the payments to be made. Within thirty days following receipt of the Transfer Notice, the Company may, by written notice (“Exercise Notice”) to the Transferring Shareholder, elect to purchase the Offered Shares on the terms outlined in the Transfer Notice. If such rights of first refusal expire without exercise or the right of first refusal is exercised only as to a portion of the Offered Shares, the Transferring Shareholder may Transfer the unpurchased portion of the Offered Shares within 30 days (the “Sale Period”) to the named Transferee, at the price and on the terms specified in the Transfer Notice. No Transfer of the Offered Shares shall be made after the expiration of the Sale Period nor shall any change in the terms of Transfer be made, without a new notice and compliance with the provisions of this Section 2.1.

2.2. Consideration Other than Cash. For purposes hereof, in the event any consideration offered for the Offered Shares consists of rights, interests or property other than money, the price allocable to such rights, interests or property shall be cash equal to the fair market value of the rights, interests or property on the date the Board receives the Transfer Notice, as agreed upon within fifteen days after receipt thereof by the Board and the Transferring Shareholder or, if such parties are unable to agree, as determined within fifteen days thereafter by such nationally recognized investment banking firm as is mutually agreeable to both parties. In the event that the parties are unable to agree upon an investment banking firm for these purposes, each party shall name (and bear the costs and expenses) of its own investment banking firm, which firms, if they are unable to agree upon the fair value, shall select a third investment banking firm to determine the value pursuant to this Section 2.2, all in such manner as to insure that the final determination of fair value is made within 30 days after the Board’s receipt of the Transfer Notice. All costs and expenses of the third investment banking firm shall be borne equally by the Transferring Shareholder and the Company, and the time periods for the delivery of any Exercise Notices shall be extended (if required) for the period during which this fair value determination is being made. The fair value of such consideration in monetary terms, as so determined, shall be included in the purchase price payable by the Company hereunder, but the Company need not transfer to the Transferring Shareholder the actual rights, interests or property offered in the offer, nor afford the Transferring Shareholder the same tax treatment which would have been available to him under the offer, in order to exercise the rights of first refusal granted pursuant to this Article 2.

2.3. Closing of Purchase Option. The closing of any purchase of the Offered Shares pursuant to the Purchase Option shall take place at the principal offices of the Company on the fifth business day following the delivery of the last Exercise Notice or, in the discretion of the Company, at such later date as specified in the Transfer Notice and as consented to by the Transferring Shareholder (which consent shall not be unreasonably withheld). At the closing, the Transferring Shareholder shall deliver to the Company certificates representing the Offered Shares, duly endorsed for transfer or accompanied by duly executed stock powers with the signature of the Transferring Shareholder guaranteed by a commercial bank, trust company or registered broker dealer, and the Company shall deliver to the Transferring Shareholder the purchase price to be paid as herein provided. The transfer of title to the Offered Shares at the closing shall be made without representation or warranty by the Transferring Shareholder, except as to his, her or its good and marketable title to the Offered Shares and the absence of any liens, security interests or adverse claims of any kind arising by, through or under him, her or it.

3. Tag-Along Sales. Other than as permitted by this Agreement, no Shareholder (or his or her or its successors or transferees) shall Transfer any Shares (other than to a Permitted Transferee) unless each Founding Shareholder, each Initial Shareholder and each other Shareholder is offered a 15-day opportunity to sell a pro rata share (based on Percentage Interests) of his or her or its Shares to the Transferee on the same terms and conditions and at the same time. Such opportunity shall be provided by delivery of a written notice (the “Tag Along Notice”) to each Founding Shareholder, each Initial Shareholder and each other Shareholder setting forth the identity of the proposed Transferee, the number of Offered Shares, the proposed consideration therefor and the expected timing of the transaction. Such notice shall not bind the Transferring Shareholder to complete any transaction or be responsible for any breach by the Transferee. Within 15 days following the receipt of the Tag Along Notice, any Founding Shareholder, any Initial Shareholder and/or any Shareholder may deliver a written response committing to sell his or her or its Percentage Interest of the Offered Shares. Such response shall be a binding commitment to execute the sale documents with the Transferee and sell his or her or its Percentage Interest of the Offered Shares provided the Transfer is completed within 60 days. No Transfer may be made after the expiration of said 60-day period, nor shall any change in the terms of Transfer more favorable to the Transferring Shareholder be made, without a new notice to the Founding Shareholders, the Initial Shareholders and the other Shareholders and compliance with the provisions of this Section 3.

4. Drag Along Sales. In the event of a Drag-Along Sale, each Founding Shareholder, each Initial Shareholder and each Shareholder will (i) if requested, consent to the Drag-Along Sale, (ii) waive and agree not to pursue any dissenter’s rights or any similar rights in connection with or related to such Drag-Along Sale, and (iii) if the Drag-Along Sale is structured as a sale of securities, agree to sell his, her or its Shares (or the applicable portion thereof) on the terms and conditions of such Drag-Along Sale.

5. Repurchase of Shares

5.1. Restricted Stock Purchase Agreements. The Shares held by the Founding Shareholders and the Initial Shareholders are subject to repurchase in accordance with the terms and conditions of their respective Restrictive Stock Purchase Agreements.

5.2. Upon Death. In the event of a Shareholder’s death, his or her Shares shall be subject to repurchase by the Company, at its option, for the fair market value thereof. The exercise of such option, the determination of fair market value and the closing of the sale shall follow the procedures set forth in Sections 5.4 and 5.5.

5.3. Bankruptcy. In the event of the institution of any proceedings under any federal or state law for the relief of debtors, including the filing by or against such Shareholder of a voluntary or involuntary petition under the federal bankruptcy law, which such proceedings, if involuntary, are not dismissed within sixty (60) days after the filing thereof or an adjudication of such Shareholder as insolvent or bankrupt or an assignment of the property of such Shareholder for the benefit of creditors, his or her or its Shares shall be subject to repurchase by the Company, at its option, for the fair market value thereof. The exercise of such option, the determination of fair market value and the closing of the sale shall follow the procedures set forth in Sections 5.5 and 5.5.

5.4. Repurchase Procedures. The Company shall exercise the repurchase rights granted in Sections 5.2 and 5.3 by delivering notice (“Repurchase Notice”) to the Shareholder’s address within 90 days of Shareholder’s death or within 30 days of actual notice of the events described in Section 5.3. Such notice shall include the Company’s determination of the fair market value of the Transferring Shareholder’s Shares to be repurchased. If the Transferring Shareholder or the Shareholder’s heirs, as the case may be, do not agree with the Company’s determination as to the fair market value of the Shares within 30 calendar days following the delivery of the Repurchase Notice, they shall within the next 30 calendar days jointly appoint one nationally recognized investment banking firm to determine the fair market value of the Shares, and such nationally recognized investment banking firm shall conduct and complete an appraisal of the fair market value of the Shares within 30 calendar days after appointment. If the Company and the Transferring Shareholder or the Shareholder’s heirs, as the case may be, are unable to agree upon the identity of the nationally recognized investment banking firm to be so jointly appointed, the Company shall promptly choose one nationally recognized investment banking firm by notice to the Transferring Shareholder or the Shareholder’s heirs, as the case may be, and the Transferring Shareholder or the Shareholder’s heirs, as the case may be, shall promptly choose one nationally recognized investment banking firm by notice to the Company. The two nationally recognized investment banking firms so selected shall then promptly appoint a third nationally recognized investment banking firm, which shall determine the fair market value of the Shares within 30 calendar days after the selection. The determination of the fair market value of the Shares as described herein shall be conclusive for all purposes and upon all parties. If either the Company or the Transferring Shareholder or the Shareholder’s heirs, as the case may be, shall fail to appoint a nationally recognized investment banking firm within 30 calendar days after the lapse of the initial 30 calendar day period referred to above, then, the nationally recognized investment banking firm appointed by the party which does appoint a nationally recognized investment banking firm shall alone determine the fair market value of the Shares, and such appraisal shall be binding.

5.5. Closing of Sale. The Company shall have the right and option for a period ending 30 business days following the determination of the purchase price of the Shares pursuant to Section 5.4, to purchase the Shares available for purchase for cash at the price provided in Section 5.4. Unless the parties involved mutually agree otherwise, delivery to the Company and/or the Transferring Shareholders or the Shareholder’s heirs, as the case may be, of the share certificates representing the Shares to be sold pursuant to this Article 5 and payment of the purchase price therefor shall take place at a closing to be held at the principal office of the Company at 10:00 a.m. within such 30 business day period. The transfer of title to the Shares to be sold at the closing shall be made without representation or warranty by the Transferring Shareholder or the Shareholder’s heirs, as the case may be, except as to his or her or its good and marketable title to the Shares and the absence of any liens, security interests or adverse claims of any kind arising by, through or under such Transferring Shareholder or the Shareholder’s heirs, as the case may be. The share certificates representing the Shares to be sold shall be duly endorsed for transfer or accompanied by duly endorsed stock transfer powers, with the signature of the Transferring Shareholder or the Shareholder’s heirs, as the case may be, guaranteed by a commercial bank, trust company or registered broker dealer.

6. Protective Provisions.

6.1 Board Make-up and Matters Requiring Founder Director Approval. The Board of the Company shall be initially comprised of not more than five (5) directors. The Founding Shareholders shall be entitled to appoint not less than one (1) of the Founding Shareholders to serve as the “Founder Director” to the Board (the “Founder Director”) for so long as the Founding Shareholders collectively own not less than 40% of the voting stock of the Company. The initial members of the Board shall be comprised of: Carolina Abenante, Robert Ainbinder and Tom O’Neill. Carolina Abenante has been appointed as the Founder Director by the Founding Shareholders until such time as she is replaced, removed or resigns.

7. Transactions with the Company. A director, officer or any Affiliate thereof may lend money to, borrow money from, receive compensation from, transact business with or be an owner or receive any compensation from any person transacting any business with the Company as approved by the Board. Subject to other applicable law, any director, officer or Affiliate thereof receiving such approval has the same rights and obligations with respect thereto to such transaction as a Person who is not a director, officer or Affiliate thereof.

8. Confidentiality. Each Founding Shareholder, each Initial Shareholder and each Shareholder occupies a position of trust and confidence with respect to the Company’s affairs and business. Each has had and will have access to Confidential Information, which he, she or it acknowledges is proprietary to the Company and highly sensitive in nature. While a shareholder and for five years after ceasing to be a shareholder, each Founding Shareholder, each Initial Shareholder and each Shareholder agrees (a) to hold all Confidential Information in strict confidence and trust for the sole benefit of the Company and not, directly or indirectly, to disclose, use, copy, publish, summarize, or remove from Company’s premises any Confidential Information (or remove from the premises any other property of the Company), except to the extent necessary in good faith to carry out his or her responsibilities as an employee or director of the Company; and (b) not to sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information. At the end of any Founding Shareholder’s, any Initial Shareholder’s or any Shareholder’s employment by the Company or when he, she or it ceases to be a shareholder, or at the request of the Company, he, she or it shall deliver to the Company all tangible materials in any way embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, videos, accounts, reference materials, samples and machine-readable media and equipment.

9. Other Understandings.

9.1. Piggy-Back Registration Rights. If the Company proposes to register any of its Common Stock (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), it will give prompt written notice to the Shareholders of its intention to effect such registration (the “Incidental Registration”). Within ten (10) business days of receiving such written notice of an Incidental Registration, the Shareholders may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the Shares owned by the Shareholder. The Company will use its commercially reasonable efforts to include in any Incidental Registration all Shares which the Company has been requested to register pursuant to any timely Piggy-Back Request. Notwithstanding the foregoing, (i) the Company shall not be obligated pursuant to this Section 9.1 to effect a registration pursuant to a timely Piggy-Back Request if the Company discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith; (ii) if a registration pursuant to this Section 9.1 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell for its own account in such registration and second, the Shares of the Shareholder requesting to be included in such registration and all other securities requested to be included in such registration on a pro rata basis; (iii) if the Company is engaged in, or has definitive plans to engage in, any activity or negotiations that, in the good faith determination of the Board of Directors of the Company, would be adversely affected by disclosure that would be required in connection with a registration to the material detriment of the Company, then the Company may delay such registration for a period of 80 days from the date of the conclusion of such activity or negotiations; and (iv) the Company shall not be obligated pursuant to this Section 9.1 to effect a registration pursuant to a timely Piggy-Back Request of any Shares that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective registration statement.

9.2. Anti-Dilution Protection. In the event that the Company effects a Qualified Financing (As defined below) at a pre-money valuation (on a primary basis without taking into account the exercise of any options or warrants) that is lower than the post-money valuation of the Company after completion of the Seed Financing (on a primary basis without taking into account the exercise of any options or warrants), each Shareholder shall receive additional fully-paid and non-assessable shares of the Company’s Common Stock from the Company (the “Additional Investor Shares”) so that upon receipt of such Additional Investor Shares, the average cost to each Shareholder of its, his or her Shares of the Company’s Common Stock shall be reduced to the same pre-money valuation as that being sold to investors in the Qualified Financing. The number of Additional Investor Shares to be issued to the Shareholders herein in a Qualified Financing shall be equal to (x) the quotient obtained by dividing (i) the post-money valuation of the Company after completion of the Seed Financing, by (ii) pre-money valuation of the Company for the Qualified Financing, multiplied by (y) the number of Shares owned by each Shareholder in the Seed Financing. A “Qualified Financing” shall mean the next offering of equity or equity linked securities by the Company after the Seed Financing in an amount of at least $1,000,000.

9.3. Right to Participate in Subsequent Offerings.

(A) Subsequent Offerings; Right of First Refusal. Subject to applicable securities laws, each Shareholder shall have a right of first refusal to purchase it, his or her pro rata share of the Equity Securities ( as defined below), that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 9.3(D) hereof (the “Allocated Securities”). The Shareholder’s pro rata share is equal to the ratio of (a) the number of Shares the Shareholder is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants, options or other convertible securities) immediately prior to the issuance of the Equity Securities of which the Shareholder is deemed to be a holder immediately prior to the issuance of such Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other equity security or (iv) any such warrant or right.

(B) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give the Shareholders written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Shareholders shall have fifteen (15) days from the giving of such notice to agree to purchase its, his or her pro rata share of the Allocated Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Allocated Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Allocated Securities to the Shareholders if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(C) Termination and Waiver of Rights of First Refusal. The rights of first refusal of the Shareholders established by this Section 9.3 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s IPO or (ii) a Change of Control (as defined below) or (iii) the failure to exercise the Shareholder’s rights in accordance with this Section 9.3 upon any issuance of Equity Securities. As used in this Agreement, “Change of Control” means (1) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (2) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (3) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s board of directors. An “Excluded Entity” means a corporation, limited liability company or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s, limited liability company’s or other entity’s voting securities outstanding immediately after such transaction.

(D) Excluded Securities. The rights of first refusal established by this Section 9.3 shall have no application to any of the following Equity Securities:

(i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the board of directors;

(ii) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 9.3(D) were complied with, waived, or were inapplicable pursuant to any provision of this Section 9.3(D) with respect to the initial sale or grant by the Company of such rights or agreements;

(iii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the board of directors;

(iv) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(v) any Equity Securities issued pursuant to such options, warrants, or other rights issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution that are approved by the Board;

(vi) any Equity Securities that are issued by the Company pursuant to a registration statement relating to an IPO; and

(vii) any Common Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such transaction is not primarily for equity financing purposes that are approved by the Board.

9.4. Legend. In addition to any other legend which may be required by applicable law, each share certificate of the Company issued to the Shareholders shall have endorsed upon its face the following or substantially similar words:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SALE, TRANSFER OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN AGREEMENT BETWEEN THE CORPORATION AND ITS SHAREHOLDERS, DATED ______,____ 2016, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN. THAT AGREEMENT ALSO REQUIRES THE HOLDER TO SELL THESE SHARES UNDER CERTAIN CONDITIONS.”

9.5. Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Shareholders shall be treated by the Company as agent and attorney-in-fact for any interest held or claimed by his or her spouse to Shares and the parties hereof shall act in all matters as if the Shareholder was the sole owner of such Shares. This appointment is coupled with an interest and is irrevocable.

9.6. Understanding with Respect to New Shareholders. The parties hereto understand that Shares may be acquired by persons not presently parties to this Agreement from either the Company or from Shareholders and agree that provided such persons agree in writing to receive and hold such stock subject to all the provisions of this Agreement, such persons shall be deemed to be Shareholders for all purposes under this Agreement. Upon any issuance of new Shares, the secretary of the Company may replace Exhibit A with an updated version. The Company agrees that it will not issue any Stock, any options or rights to purchase Stock, any securities convertible into Stock, or any equity-linked or performance-based security, unless the shares are issued subject to the terms of this Agreement.

9.7. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

9.8. Non-Compete. No Founding Shareholder, Initial Shareholder or Shareholder nor any of his, her or its Permitted Transferees shall directly or indirectly through one or more of any of their respective Affiliates own, manage, operate, control or participate in the ownership, management, operation or control of any Competitor, provided, that nothing in this Section 9.5 shall prohibit such Founding Shareholder, Initial Shareholder or Shareholder or any of his, her or its Permitted Transferees or any of their respective Affiliates from acquiring or owning, directly or indirectly:

(a)	up to 5% of the aggregate voting securities of any Competitor that is a publicly traded Person; or

(b)	up to 5% of the aggregate voting securities of any Competitor that is not a publicly traded Person; provided, that neither such Founding Shareholder, Initial Shareholder or Shareholder nor any of his, her or its Permitted Transferees, directly or indirectly through one or more of their respective Affiliates, designates a member of the board of directors (or similar body) of such Competitor or its Affiliates or is granted any other governance rights with respect to such Competitor or its Affiliates (other than customary governance rights granted in connection with the ownership of equity or debt securities).

10. Termination of Agreement. This Agreement shall terminate upon the earlier to occur of the following: (a) written agreement of sixty percent (60%) of the Shares or (b) upon the effectiveness of a public offering on behalf of the Company, as defined in the Securities Act, or the Company’s becoming subject to the reporting requirements of Section 12 of the Securities Act. As to any individual Founding Shareholder, Initial Shareholder or Shareholder, this Agreement shall terminate at such time as he or she or it has Transferred all Shares in accordance with the terms of this Agreement.

11. Miscellaneous.

11.1. Entire Understanding. This Agreement, the schedules and definitions attached hereto, and the other agreements referred to herein or executed contemporaneously herewith set forth the entire agreement and understanding of the parties hereto in respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, arrangements and understandings and is not intended to confer upon any other Person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement.

11.2. Modifications. This Agreement may not be amended, altered or modified except by a writing signed by the Company, the Founding Shareholders that hold at least 50% of the Shares held by all of the Founding Shareholders at such time and the Shareholders holding at least 50% of the Shares held by the Shareholders.

11.3. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

11.4. Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. Any notice sent by telecopy will be deemed to have been given on that date if it is received between the hours of 8:00 a.m. to 6:00 p.m. on a business day; otherwise it will be deemed to be given on the following business day. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed to the address set forth on Exhibit A or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing.

11.5. Parties. Except as otherwise expressly provided herein, (i) none of the provisions of this Agreement will be for the benefit of, or enforceable by, any third party beneficiary; and (ii) this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, except that the rights of the Company may be assigned to any successor to the Company’s business.

11.6. Disputes.

11.6.1. Governing Law; Jurisdiction. All questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the state of New York. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located in New York, New York. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

11.6.2. Arbitration as Exclusive Remedy. IN CONSIDERATION OF THE PROMISES IN THIS AGREEMENT, THE PARTIES HERETO AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER DIRECTOR, FOUNDING SHAREHOLDER, INITIAL SHAREHOLDER OR SHAREHOLDER OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) (THE “RULES”) AND PURSUANT TO NEW YORK LAW. DISPUTES WHICH THE PARTIES HERETO AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. THE PARTIES HERETO FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH THE FOUNDING SHAREHOLDERS, THE INITIAL SHAREHOLDERS OR THE SHAREHOLDERS.

11.6.3. Procedure. THE PARTIES HERETO AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AAA AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. THE PARTIES HERETO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. THE PARTIES HERETO ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS AVAILABLE UNDER APPLICABLE LAW. THE PARTIES HERETO AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES. THE PARTIES HERETO AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

11.6.4. Remedy. EXCEPT AS PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE PARTIES AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THIS AGREEMENT, NO PARTY HERETO WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

11.6.5. Attorneys’ Fees. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person hereunder, the party or parties substantially prevailing in such dispute will be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such dispute.

11.6.6. Waiver of Jury. EACH PARTY HERETO HEREBY IRREVOCABLY, KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVES ALL RIGHTS HE, SHE OR IT MAY HAVE TO DEMAND A JURY TRIAL, INCLUDING ITS CONSTITUTIONAL RIGHTS.

11.7. Rules of Construction.

11.7.1. Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section.

11.7.2. Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case will include all other appropriate tenses or cases, and the term “including” means “including but not limited to.”

11.7.3. Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

11.7.4. Legal. The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

11.8. Counterparts and Facsimile. This Agreement may be executed in two or more counterparts and by facsimile or pdf or similar means of electronic delivery, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

*** [NEXT PAGE IS SIGNATURE PAGE] ***

Signature Page to the Amended and Restated Shareholders’ Agreement

INWITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

NYIAX, INC.

By:
Name:
Title:

FOUNDING SHAREHOLDER

By:
Name:
Title:

INITIAL SHAREHOLDER

By:
Name:
Title:

SHAREHOLDER

By:
Name:
Title:

Schedule I

Definitions

“Affiliate” means (i) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, a Founding Shareholder, an Initial Shareholder or a Shareholder; (ii) any Person in which any Founding Shareholder, any Initial Shareholder or any Shareholder has a material financial interest; or (iii) any family member of a Founding Shareholder, an Initial Shareholder or any Shareholder. The term “control,” as used in the immediately preceding sentence, includes, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than ten percent (10%) of the voting rights or economic interest in attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

“Board” means the Company’s board of directors, as duly elected and acting in accordance with the Company’s Bylaws.

“Business” means ___________________ and any other business as the Board shall determine from time to time.

“Competitor” means any Person that directly or indirectly competes with the Company in the Business (or any portion thereof) and/or whose business is or includes the Business (or any portion thereof).

“Confidential Information” means confidential or proprietary information related to the business, operations or finances of the Company, including, without limitation, information relating to processes, systems, methods, contract forms, prices, volume of sales, marketing methods and plans, promotional methods, and lists of names or classes of customers of the Company, and any other subsidiaries of the Company. Information shall for purposes of this Agreement be considered to be confidential unless known by the public generally, even though such information may have been disclosed to one or more third parties whether pursuant to consulting agreements, joint marketing agreements, or other agreements entered into by the Company or otherwise.

“Drag-Along Sale” means a single bona fide arm’s length transaction or a series of related bona fide arm’s length transactions: (i) pursuant to which one or more Persons (who are not Affiliates or Permitted Transferees of any Founding Shareholder, Initial Shareholder or Shareholder) acquire Shares representing a majority of the outstanding stock of the Company on a fully diluted basis (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding stock or otherwise), or all or substantially all of the consolidated assets of the Company and its subsidiaries and (ii) that has been approved by the Board.

“Founding Shareholders” are those signatories noted on the signature page to this Agreement as the “Founding Shareholders” that acquired Shares in accordance with Restricted Stock Purchase Agreements.

“Initial Shareholders” are those signatories noted on the signature page to this Agreement as the “Initial Shareholders” that acquired Shares in accordance with Restricted Stock Purchase Agreements.

“Offered Shares” is defined in Section 2.1.

“Percentage Interest” means, with respect to each Founding Shareholder, each Initial Shareholder and each Shareholder, (a) the result obtained by dividing the number of such shareholder’s Shares by the total outstanding Shares, (b) multiplied by 100.

“Permitted Transferee” means (i) in the case of any Shareholder that is not a natural person, any Affiliate of such Shareholder, and (ii) in the case of a Shareholder who is a natural person, such Shareholder’s parents, spouse and lineal descendants and the lineal descendants of such Shareholder’s spouse, or trusts for the benefit of, or corporations, limited liability companies or partnerships, the shareholders, members or general and/or limited partners of which include only such Shareholder and/or such Shareholder’s parents, spouse or lineal descendants or the lineal descendants of such Shareholder’s spouse.

“Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

“Transfer“ means any sale, transfer, assignment, hypothecation or pledge, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise, of any interest in Shares. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee’s sale or a sale by any secured creditor.

“Transferee” means any person to whom a Shareholder wishes to Transfer any Shares.

“Transferring Shareholder” means, with regard to any transaction, any Shareholder who attempts to Transfer his, her or its Shares or with regard to whose Shares an option is exercised pursuant to this Agreement.

Exhibit A

Shareholdings

NAME OF SHAREHOLDER	ADDRESS OF	TOTAL SHARES HELD
SHAREHOLDER

Exhibit B

CONSENT OF SPOUSE

I am a spouse of a Shareholder of ______________ and acknowledge and agree as follows:

1. I have carefully read the foregoing Amended and Restated Shareholders’ Agreement (the “Agreement”) and understand its contents.

2. Without affecting my rights (if any) with respect to my spouse under contract or family law, I hereby irrevocably appoint my spouse as agent for any economic interest that I may have in the Shares. The Company may deal exclusively with my spouse for all purposes with regard to the Shares.

3. I know that my spouse has agreed to sell all of his or her shares in the Company, including any community interest I may have, on the occurrence of certain events.

4. I hereby consent to any such sale, approve the provisions of the Agreement and agree that the Shares and my interest in them, if any, are subject to the provisions of the Agreement.

5. I understand that whatever rights I may have in the economic value of the Shares under contract or family law, I will not be able to hold the Shares in my own name or exercise any of the rights in the Shares without the written consent of the Company.

6. I will take no action at any time to hinder operation of the Agreement with regard to the Shares or my economic interest, if any, in it.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Signature

Print Name

Date